ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is entered into as of December 18, 2007, by and between UFood Restaurant Group, Inc., a Nevada corporation (the “Company”), and Gottbetter & Partners, LLP (the “Escrow Agent”).

WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) among the Company, a wholly-owned subsidiary of the Company (“Acquisition Corp.”) and KnowFat Franchise Company, Inc., a Delaware corporation (“KnowFat”), KnowFat and Acquisition Corp. have merged (the “Merger”), with KnowFat being the surviving corporation in the Merger;

WHEREAS, as contemplated by the Merger Agreement, the Company has engaged in a private placement of units (“Units”) of securities of the Company;

WHEREAS, the Company agreed to use the net proceeds from the sale of the Units for purposes described under the “Use of Proceeds” section of the Confidential Private Placement Memorandum dated October 17, 2007, including applying $1,000,000 from the net proceeds for public and investor relations programs;

WHEREAS, the parties hereto desire to establish an escrow account to provide for the safekeeping of the Escrowed Funds (as defined herein) until such time as the Escrowed Funds are released by the Escrow Agent in accordance with the terms and conditions of this Agreement.

All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement and the other Transaction Documentation.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. At the First Closing, the Company shall cause to be deposited $1,000,000 (the “Escrowed Funds”) with the Escrow Agent pursuant to the following wiring instructions:

Bank:	Citibank, N.A.
330 Madison Avenue, New York, New York
ABA Routing #:	021000089
Swift Code:	CITIUS33
Beneficiary:	Gottbetter & Partners, LLP, Attorney Trust Account
Account #:	49061322
Reference:	“UFood Restaurant Group, Inc. - IR Funds”

Gottbetter & Partners Accounting Contact:
Vincent DiPaola; telephone: (212) 400-6900; e-mail: vdp@gottbetter.com.

2. The Company agrees that the Escrowed Funds shall be held in escrow by the Escrow Agent pursuant to this Agreement for its benefit as set forth herein and that the Escrow Funds shall be used to retain the services of public and investor relations firms.

3. The Escrow Agent shall hold and release the Escrowed Funds only in accordance with the terms and conditions of this Agreement.

4. Subject to the provisions of Section 6 herein, the Escrow Agent shall release the Escrowed Funds as follows:

(a) All funds shall be delivered pursuant to written instructions substantially in the form of Exhibit A hereto (the “Instructions”) signed by the Company.

(b) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a “Court Order”), the Escrow Agent shall deliver the Escrowed Funds in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

(c) The Company acknowledges that the only terms and conditions upon which the Escrowed Funds are to be released are set forth in this Agreement. The Company reaffirms its agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Funds. Any dispute with respect to the release of the Escrowed Funds shall be resolved pursuant to Section 6 herein or by agreement between the parties.

5. The Escrow Agent’s duties and responsibilities shall be subject to the following terms and conditions:

(a) The Company acknowledges and agrees that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether the Company is entitled to receipt of the Escrowed Funds pursuant to any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than the Escrow Agent gives its own similar property, but in no event less than a reasonable amount of care; and (vi) may consult with counsel satisfactory to the Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b) The Company acknowledges that the Escrow Agent is acting solely as a stakeholder at its request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by the Escrow Agent to be authorized or within the rights or powers conferred upon the Escrow Agent by this Agreement. The Company agrees to indemnify and hold harmless the Escrow Agent and any of the Escrow Agent’s partners, employees, agents and representatives for any action taken or omitted to be taken by the Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on the part of the Escrow Agent committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Company under this Agreement and to no other person.

(c) The Company agrees to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Company. Prior to the effective date of the resignation as specified in such notice, the Company will issue to the Escrow Agent an instruction authorizing delivery of the Escrowed Funds to a substitute escrow agent selected by the Company. If no successor escrow agent is named by the Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor escrow agent, and to deposit the Escrowed Funds with the clerk of any such court.

(e) The Escrow Agent does not have and will not have any interest in the Escrowed Funds, but is serving only as escrow agent in connection therewith, having only possession thereof.

(f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g) The provisions of this Agreement shall survive the resignation of the Escrow Agent or the termination of this Agreement.

6. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrowed Funds, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrowed Funds pending receipt of an Instruction from the Company, or (ii) deposit the Escrowed Funds with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrowed Funds. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Company or to any other person, firm, corporation or entity by reason of such compliance.

7. The escrow established hereby shall terminate upon the delivery by the Escrow Agent of all of the Escrowed Funds in accordance with this Agreement.

8. The Escrowed Funds shall neither be held in an interest bearing account nor will interest be payable in connection therewith.

9. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

If to the Company:

UFood Restaurant Group, Inc.
255 Washington Street, Suite 100
Newton, MA 02458
Attn: George Naddaff, Chief Executive Officer
Facsimile: (617) 787-6010

with a copy to (which shall not constitute notice hereunder):

Robinson & Cole LLP
695 East Main Street
Stamford, CT 06904
Attn: Richard A. Krantz, Esq.
Facsimile: (203) 462-7599

If to the Escrow Agent:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
Attn: Adam S. Gottbetter, Esq.
Facsimile: (212) 400-6901

Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, telecopy or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 9.

10. General.

(a) Governing Law; Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

(b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

(d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

(e) Amendment. This Agreement may be amended only with the written consent of the Company and the Escrow Agent.

(f) Consent to Jurisdiction and Service. The parties hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the State of New York and of any federal court located in the State of New York in connection with any actions or proceedings brought against any party hereto by the Escrow Agent arising out of or relating to this Agreement. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to such party, at their respective addresses in accordance with Section 9 hereof.

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

UFOOD RESTAURANT GROUP, INC.

By:	/s/ George Naddaff
Name: George Naddaff Title: Chief Executive Officer

GOTTBETTER & PARTNERS, LLP

By:	/s/ Adam Gottbetter
Name: Adam S. Gottbetter Title: Partner

EXHIBIT A

Form of Instructions

Mr. Adam S. Gottbetter
Gottbetter & Partners, LLP
488 Madison Ave., 12th Floor
New York, NY 10022-5718
Phone: 212-400-6900
Facsimile: 212-400-6901

Re: UFood Restaurant Group, Inc.

Dear Mr. Gottbetter:

With respect to the Escrow Agreement by and between UFood Restaurant Group, Inc. and Gottbetter & Partners, LLP, as escrow agent, we hereby authorize the release of the Escrowed Funds to the following public and investor relations firms:

Name of Firm	Amount

UFOOD RESTAURANT GROUP, INC.

By:
Name: George Naddaff Title: Chief Executive Officer